UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 1, 2010
Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On July 1, 2010, the Company released a press release announcing that it had received a favorable ruling from the Financial Industry Regulatory Authority (“FINRA”) arbitration panel in the arbitration proceedings that it had brought against Citigroup Incorporated (“Citigroup”), and that the arbitration panel ordered Citigroup to buy back the auction rate securities (“ARS”) bought through Citigroup at par value. As of July 1, 2010, the total par amount of ARS held by Intevac which were subject to the ruling amounted to $55.2 million. Intevac had previously recorded a temporary impairment charge of $3.5 million in other comprehensive income and expects to record a reversal of this charge once the sale of the securities is completed. A copy of that release is attached as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: July 1, 2010	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
No	Description
99.1	Press Release, dated July 1, 2010, entitled “Intevac Announces Favorable Result of Auction Rate Securities Arbitration”